UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CYTOMEDIX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYTOMEDIX, INC.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting to Be Held
on
September 18, 2009
11 a.m. EST

Cytomedix, Inc.
416 Hungerford Drive, Suite 330
Rockville, Maryland 20850

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 18, 2009

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Cytomedix, Inc. is to be held on September 18, 2009, at 11 a.m. EST. The meeting will be held at our offices at 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850, for the following purposes:

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2009;
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 5,000,000 to 6,500,000; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on July 23, 2009 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of these shareholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Annual Meeting. The list will also be available for the examination of any shareholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

We look forward to seeing you at the meeting in September.

Sincerely,

Martin Rosendale
Chief Executive Officer

August 10, 2009

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 18, 2009

Electronic copies of the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and the Company’s Amended Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2008 are available at http://www.cytomedix.com/proxy2009.htm.

You may request a copy of the materials relating to our Annual Meeting, including the proxy statement and our Amended Annual Report on Form 10-K/A (Amendment No. 1) at the website listed above, by sending an email to the Company at investorrelations@cytomedix.com or by calling 1-866-298-6633.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Annual Meeting of its shareholders to be held on September 18, 2009, at the corporate offices of Cytomedix in Rockville, MD at 11 a.m. EST, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms “Cytomedix,” “Company,” “we,” or “our” refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2009;
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 5,000,000 to 6,500,000; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

Who can vote?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date, July 23, 2009, you were a holder of record of the Company’s Common Stock, Series A Convertible Preferred Stock, or Series B Convertible Preferred Stock. Each share of Series A and B convertible preferred stock is entitled to vote on all matters voted on by holders of the common stock voting together as a single class with the other shares entitled to vote. On July 23, 2009, there were issued and outstanding:

33,973,201 shares of Common Stock

90,217 shares of Series A Convertible Preferred Stock

92,300 shares of Series B Convertible Preferred Stock

How many votes do I have?

Each share of common stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock is entitled to one vote on each matter presented at the Annual Meeting.

Why would the Annual Meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present on September 18, 2009 at the Annual Meeting. In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You may vote by telephone by using the toll-free number 1-866-578-5350 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees;
2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP;
3.	FOR the amendment to the Long-Term Incentive Plan.

If any other matters are presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the shareholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.
3.	You may vote in person at the Annual Meeting.

What vote is required to take action?

Proposal 1 (Election of Directors): A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Proposal 2 (Ratification of Auditors): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Proposal 3 (Amendment to the LTIP): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers to vote with respect to proposals related to contested director elections and equity compensation, absent such instruction, but such rules currently do not prohibit the brokers to vote on proposals related to ratification of accountants in the absence of such instructions if and as they choose. Your shares will not be voted in the election for director under Proposal 1 or on Proposal 3 if you hold your shares in “street name” and do not instruct your broker how to vote, so please instruct your broker and make your vote count. In addition, Proposals 2 and 3 submitted to the shareholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposals.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. Such officers and regular employees will not receive compensation other than their regular compensation for such solicitations. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at Cytomedix, Inc., 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850 and our telephone number is (240) 499-2680.

How can I obtain additional information about Cytomedix?

A copy of our Amended Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission is being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to this report will be provided upon written request. All written requests should be directed to: Cytomedix, Inc., c/o Chief Financial Officer, 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

Information about Stock Ownership

How much stock is owned by directors and executive officers?

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date for: (a) each of our directors; (b) each of our executive officers; and (c) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of common stock, except to the extent that individuals share authority with spouses under applicable law. There are no arrangements, known to us, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of Cytomedix.

Name of Beneficial Owner(11)	Beneficial Ownership(1)		Percent of Class(1)
James S. Benson	220,000	(2)	*
David P. Crews	1,084,124	(3)	3.2%
Carelyn P. Fylling	331,709	(4)	*
David E. Jorden	3,638,101	(5)	10.6%
Stephen N. Keith	30,000	(6)	*
Andrew S. Maslan	272,702	(7)	*
Mark T. McLoughlin	240,001	(8)	*
Martin P. Rosendale	314,368	(9)	*
C. Eric Winzer	30,000	(10)	*
Group consisting of Benson, Crews, Fylling, Keith, Jorden, Maslan, McLoughlin, Rosendale, and Winzer	5,816,637		16.2%

*	Less than 1%.
(1)	For purposes of determining the amount of securities beneficially owned, share amounts include all Common stock owned outright plus all shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. The Percent of Class is based on the number of shares of the Company’s Common stock outstanding as of July 31, 2009, which was 33,973,201. Shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
(2)	Includes 220,000 shares Mr. Benson may acquire upon the exercise of stock options.
(3)	Includes 389,167 shares Mr. Crews may acquire upon the exercise of stock options or warrants.
(4)	Includes 327,411 shares Ms. Fylling may acquire upon the exercise of stock options.
(5)	Includes 260,334 shares Mr. Jorden may acquire upon the exercise of stock options or warrants.
(6)	Includes 30,000 shares Dr. Keith may acquire upon the exercise of stock options.
(7)	Includes 225,002 shares Mr. Maslan may acquire upon the exercise of stock options or warrants.
(8)	Includes 226,667 shares Mr. McLoughlin may acquire upon the exercise of stock options or warrants.
(9)	Includes 263,334 shares Mr. Rosendale may acquire upon the exercise of stock options or warrants.
(10)	Includes 30,000 shares Mr. Winzer may acquire upon the exercise of stock options. However, Mr. Winzer disclaims beneficial ownership of options to acquire 6,667 shares of common stock of the Company, which options have been transferred to his ex-spouse pursuant to a domestic relations order entered following Mr. Winzer’s most recent ownership report.
(11)	All addresses are c/o Cytomedix, Inc., 416 Hungerford Drive, Suite 330, Rockville, MD 20850.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

Which shareholders own at least 5% of Cytomedix?

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of our common stock. On the Record Date, there were 33,973,201 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Jorden 416 Hungerford Drive, Suite 330 Rockville, MD 20850	3,638,101	(1)	10.6%
FEQ Gas, LLC	1,156,200	(2)	3.3%
FEQ Investments, Inc.	1,037,900	(2)	3.0%
Group consisting of Jorden, FEQ Gas, FEQ Investments	5,832,201		16.4%

(1)	Includes 16, 667 shares issuable upon exercise of options and 243,667 shares issuable upon exercise of warrants. Pursuant to the terms of the warrants, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the “beneficial owner” of more than 9.999% of the outstanding stock within the meaning of Rule 13d-1 under the Exchange Act.
(2)	FEQ Gas and FEQ Investments are both controlled by Mr. Ernest Bartlett. Includes 1,308,100 shares issuable upon exercise of warrants. Pursuant to the terms of the warrants relating to 858,100 shares, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the “beneficial owner” of more than 9.999% of the outstanding stock within the meaning of Rule 13d-1 under the Exchange Act.

Section 16(a) Beneficial Ownership Compliance during 2008

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the Company’s most recent fiscal year, and Forms 5 with respect to the most recent fiscal year, the Company believes that all such forms (with the exception of Dr. Stephen Keith’s Form 3, which was inadvertently filed late) required to be filed were timely filed.

PROPOSAL 1

To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified

Our Board of Directors currently consists of six directors and a vacancy. The directors are as follows: James S. Benson, Mark T. McLoughlin, C. Eric Winzer, Stephen N. Keith, Martin P. Rosendale and David E. Jorden. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. We do not know of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, the persons named in the proxy will vote for the substitute nominee that the Board recommends. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified. Our Bylaws authorize our Board to determine the number of directors. These provisions, together with provisions of our Certificate of Incorporation, as amended, allow the Board to fill vacancies or increase its size, and may deter or hinder a shareholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board.

Biographical information with respect to the current Board members all of whom stand for re-election is provided in the Directors and Executive Officers of Cytomedix section of this proxy statement appearing on p. 12.

Vote Required for Approval of Proposal 1

A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Board Recommendation

The Board recommends a vote FOR election of the director nominees.

PROPOSAL 2

To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2009

General

The Company has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to audit the financial statements for the fiscal year ending December 31, 2009, and seeks shareholder ratification of said appointment. The Audit Committee, which has selected PwC to serve as our independent auditors, believes that PwC has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of PwC will be in attendance at the Annual Meeting either in person or by telephone. The representative will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions from shareholders.

The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of PwC to our shareholders for ratification this year. If the selection of PwC is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of PwC, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain PwC. If the

Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of PwC, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

Overview and Audit Fees

On April 12, 2007, the Company, upon the Audit Committee’s review and approval, engaged PwC as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. Prior to engaging PwC, there had been no consultation with PwC regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements. Prior to engaging PwC, there had been no written report or oral advice provided by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The following table presents fees for professional services rendered by PricewaterhouseCoopers, LLP for the fiscal years 2008 and 2007:

Services Performed	2008	2007
Audit fees(1)	$310,683	$433,000
Audit-related fees(2)	—	—
Tax fees(3)	27,600	34,000
All other fees(4)	—	—
Total Fees	$338,283	$467,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, and audit services provided in connection with statutory and regulatory filings for those years. In 2007, audit fees also include $123,000 associated with the Company’s financial restatements, filed with the SEC on November 14, 2007.
(2)	Audit-related fees represent fees billed primarily for assurance and related services not reported under Audit fees.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Pre-approval Policies

Our Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible. In 2008 and 2007, all such services were pre-approved by the Audit Committee.

Vote Required for Approval of Proposal 2

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Board Recommendation:

The Board recommends a vote FOR this Proposal 2.

PROPOSAL 3

To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 5,000,000 to 6,500,000

Our Board of Directors has unanimously approved, and recommends to the shareholders that they adopt, an amendment to our Long-Term Incentive Plan (“LTIP” or the “Plan”) to increase the number of shares of common stock reserved for issuance by 1.5 million, i.e. from 5,000,000 to 6,500,000. We currently have available 211,247 shares of common stock available for issuance under the Plan.

The following proposal will be presented for action at the meeting by direction of the Board of Directors:

“RESOLVED, that Article 4, paragraph 4.1 of the Long-Term Incentive Plan is amended to read, in its entirety, as follows:

4.1 NUMBER OF SHARES. The Company shall make Awards available representing up to 6,500,000 ~~5,000,000~~ shares of common stock.”

(New language is indicated by underlining, and language to be deleted is struck through.)

Pursuant to the 2002 plan of reorganization, the Company adopted the Plan and subsequently amended it to reflect the then current needs of the Company. It is administered by the Compensation Committee of the Board, subject to the Board’s review and approval. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;
•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	Amend any award agreement as provided in the Plan.

The Plan permits incentive awards of options, stock appreciation rights (SARs), restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to employees, officers, consultants, independent contractors, advisors, and directors of the Company.

We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

The Company has not yet determined if, how, or when the unused shares of common stock allocated to the Plan will be issued. The Board of Directors will issue the unused shares allocated to the Plan as it deems necessary to induce, compensate, and reward the Company’s employees, directors, and independent consultants and advisors. The Board will neither seek nor be required to obtain shareholder approval to direct the allocation or grant of benefits from the Plan.

Vote Required for Approval of Proposal 3

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Board Recommendation:

The Board recommends a vote FOR this Proposal 3.

Directors and Executive Officers of Cytomedix

The following table sets forth the names and ages of all Cytomedix directors and executive officers as of December 31, 2008.

Name	Age	Date of Election or Appointment	Position(s) with the Company
James S. Benson	69	November 1, 2004	Presiding Director, Acting Chairman of the Board
David P. Crews(1)	46	September 28, 2001	Director
David E. Jorden	46	September 19, 2008	Executive Director
Stephen N. Keith	56	September 19, 2008	Director
Mark T. McLoughlin	53	June 7, 2004	Director
C. Eric Winzer(2)	51	January 30, 2009	Director
Martin P. Rosendale	51	July 1, 2008	Chief Executive Officer, Director
Andrew S. Maslan	39	August 15, 2005	Chief Financial Officer
Carelyn P. Fylling	61	December 1, 2001	Vice President of Professional Services

(1)	Resigned from the Board of Directors and from the Audit and Compensation Committees, effective as of July 28, 2009, for personal reasons.
(2)	Effective January 30, 2009, the Board appointed C. Eric Winzer to serve as Director and Chairman of the Audit Committee.

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his successor is duly elected and qualified, his resignation or he is removed in the manner provided by our Bylaws. All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business. No director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 25 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc., and Medical Device Consultants, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (“FDA”) over a twenty year period. He retired from the FDA as director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology.

David P. Crews has served as a Director since September 28, 2001. Mr. Crews has been a registered broker/dealer specializing in fixed income securities for the last 25 years. For the last 12 years, he was one of three board members for Crews and Associates, Inc., an investment banking firm in Little Rock, AR. Mr. Crews resigned from Crews and Associates in August of 2008 to open his own leasing company, Financial One, a company that specializes in government and municipal financing. He has also recently joined Williams Financial Group as a Senior Financial Consultant, specializing in fixed income securities. He was also a founding member of All American Leasing Company, a municipal finance firm. He is a partner in Chasc, Inc., an investment advisory firm, and is Vice President, Secretary and Treasurer. Mr. Crews serves as a Board member for Pure Entergy Group, Inc., an oil and gas company. Mr. Crews resigned from the Cytomedix Board, and Committees thereof, as of July 28, 2009.

David E. Jorden, CPA, CFA has served as a Director since September 19, 2008 and an Executive Director since October 1, 2008. From 2003 to 2008, he was with Morgan Stanley’s Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals. Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was previously a principal with Fayez Sarofim & Co. Mr. Jorden has a M.M. from Northwestern University's Kellogg School and a B.B.A. from University of Texas at Austin. He holds both Certified Financial Analyst and Certified Public Accountant designations. Mr. Jorden serves on the board of Opexa Therapeutics, Inc. (Nasdaq: OPXA). He is also on the board of two private companies, PLx Pharma, Inc., a specialty pharmaceutical company developing GI safer NSAIDs (nonsteroidal anti-inflammatory drugs), and DLush, LLC, a San Diego based deluxe beverage retail concept.

Stephen N. Keith, MD, MSPH has served as a Director since September 19, 2008. Dr. Keith currently holds the office of President and Chief Operating Officer of Panacea Pharmaceuticals, Inc., a biopharmaceutical company located in Gaithersburg, MD. From 2005 to 2006, Dr. Keith served as Senior Consultant at Biologics Consulting Group, LLC, a biopharmaceutical consulting company located in Alexandria, VA. From 2003 to 2005, he was Managing Director at Glocap Advisors LLC, a division of Glocap Funding LLC, an investment banking firm based in New York, NY. Dr. Keith has held a range of senior management positions in the pharmaceutical and biotechnology industries, including President and Chief Operating Officer at Antex Biologics Inc, another Gaithersburg, MD pharmaceutical company; Vice President, Marketing and Sales at North American Vaccine, Inc., a Columbia, MD pharmaceutical company; Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division at Merck & Co, Inc. (NYSE: MRK). Dr. Keith also serves as Chairman of the Board of Directors of NanoVec, Inc., an early-stage biopharmaceutical company. Dr. Keith holds an undergraduate degree magna cum laude from Amherst College in Massachusetts (1973), a degree in medicine from University of Illinois, College of Medicine, (1977) and a Master of Science in Public Health degree from the University of California, Los Angeles (1982). He is a licensed physician in the states of California and Maryland. Dr. Keith is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics.

Mark T. Mcloughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as a Senior Vice President for VWR International, a global distributor of laboratory supplies, equipment and services to the pharma, biotech, industrial and clinical laboratory. In this capacity, he has responsibility for the sourcing and marketing functions for North America. Prior to joining VWR International, he was Senior Vice President, Chief Marketing Officer for Cardinal Health based in Rolle, Switzerland. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier, he was President of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies.

C. Eric Winzer has served as Director since January 30, 2009. Mr. Winzer currently serves as Chief Financial Officer of OpGen, Inc., a privately held DNA molecular diagnostics company headquartered in Gaithersburg Maryland. Prior to joining OpGen, Mr. Winzer was Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX) from July 2007 to June 2009. Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986 he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University.

Martin P. Rosendale has served as our Chief Executive Officer and Director since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982).

Andrew S. Maslan, CPA joined the Company as corporate controller on July 1, 2005 and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, Maryland. Earlier, he held positions with two other Rockville, Maryland-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick and is a Certified Public Accountant licensed in the state of Maryland.

Carelyn P. Fylling, RN, MSN has served as the Company's Vice President of Professional Services since December 2001. Immediately prior to joining Cytomedix, she provided independent consulting and outsourcing services to the health care industry through Fylling Associates, LLC, which she wholly owns, and through Strategic Partners, LLC, in which she holds a partnership interest. Prior to that, Ms. Fylling spent 13 years at Curative Health Services, serving as Director of Medical Communications and Education, Worldwide. Prior to that, Ms. Fylling was Director of Training and Program Development at the International Diabetes Center in Minneapolis, Minnesota. She also has served on the national Board of Directors of the American Diabetes Association and numerous national committees of the American Diabetes Association. Ms. Fylling received the prestigious Ames Award for Outstanding Educator in the Field of Diabetes and is a Board member of the Association for the Advancement of Wound Care.

There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

There are no material proceedings to which any director, executive officer or affiliate of Cytomedix, any owner of record or beneficially of more than 5% of any class of voting securities of Cytomedix, or security holder is a party adverse to Cytomedix or has a material interest adverse to Cytomedix.

Other than as described above, to the best of our knowledge, none of the following events has occurred during the past five years that are material to an evaluation of the ability or integrity of any director, director nominee, executive officer, promote or control person of Cytomedix: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director and Board Nominee Independence

Our Board is subject to the independence requirements of the NYSE Amex LLC (AMEX). Pursuant to the requirements, the Board undertakes its annual review of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and Cytomedix and its affiliates, including those transaction that are contemplated under Item 404(a) of Regulation S-K. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Our Board has determined that a majority of our directors and all current members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are “independent” for purposes of Section 121 of the AMEX Company Guide and that the members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and Section 803 of the AMEX Company Guide. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. Currently, the independent directors are James Benson, Mark McLouglin, Eric Winzer and Stephen Keith.

Membership, Meetings and Attendance

Our Board has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. Each committee held at least one meeting during the last fiscal year. The membership and responsibilities of these current committees are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements. The Charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Code of Conduct and Ethics are available at the Company’s website at http://www.cytomedix.com. The information on the Company’s website is not a part of this proxy statement. The information is also available in print to any shareholder who requests it.

Below are the current committee memberships and other information about the Board committees.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
James S. Benson	**		*	*
David P. Crews(1)	*	*	*
Stephen N. Keith	*	*		**
C. Eric Winzer(2)	*	**
Mark T. McLoughlin	*		**	*
David E. Jorden	*
Martin P. Rosendale	*
Meetings held in 2008	13	5	2	2

*	Designates membership.
**	Designates chairmanship or acting chairmanship.
(1)	Resigned his Board and Committee memberships effective as of July 28, 2009.
(2)	Audit Committee financial expert.

During the fiscal year ended December 31, 2008, each director, with the exception of Mr. McLoughlin, attended at least 75% of the Board meetings. During the fiscal year ended December 31, 2008, each committee member attended at least 75% of the committee meetings, with the followings exceptions: Messrs. Crews and McLoughlin were unable to attend one of the two Compensation Committee Meetings.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to review and recommend to the Board with regard to policies for the composition of the Board;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and

•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

The Committee charter is available on the Company’s website at http://www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this proxy statement. Information appearing on the Company’s web site is not part of this proxy statement.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the shareholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•	a representation that the shareholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the shareholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;
•	such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

Shareholder Communications with Directors

Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices. Electronic submissions of shareholder correspondence will not be accepted. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Cytomedix. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board are expected to attend our Annual Meetings unless personal circumstances make the Board member or director nominee attendance impracticable or inappropriate.

Audit Committee

The Board formed an Audit Committee in December 2004. The Board has determined that Mr. C. Eric Winzer is an audit committee financial expert as defined by Item 407(d) of Regulation S-K under the Securities Act and is “independent” within the meaning under the federal securities laws. The Board has determined that each member of the Audit Committee is “independent” as required by the AMEX Company Guide and under the federal securities laws. The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this proxy statement. Information appearing on the Company’s web site is not part of this proxy statement.

The purpose of the Audit Committee is to assist the Board in its general oversight of Cytomedix’s financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and
•	Perform all other duties as the Board may from time to time designate.

Compensation Committee

The Compensation Committee was established in December 2004. The duties of the Compensation Committee include establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require shareholder approval; determinination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO. Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The Compensation Committee reviews proposals regarding the CEO’s compensation and makes recommendations regarding the CEO’s compensation to the Board. In determining compensation for the other executive officers, the Compensation Committee generally considers the recommendations of the CEO, and then makes recommendations regarding the compensation of executive officers to the Board. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation. None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

The Compensation Committee’s charter is available on Cytomedix's website at www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this proxy statement. Information appearing on the Company’s web site is not part of this proxy statement.

Code of Conduct and Ethics

In April 2005, the Board approved a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with Section 807 of the AMEX Company Guide and with the definition of a “code of ethics” as set forth in Item 406 of SEC Regulation S-K. A copy of this Code of Conduct is available at the Company’s website at http://www.cytomedix.com, and is available at no charge by contacting the Company at its headquarters as listed on the cover page of this proxy statement. Information appearing on the Company’s website is not part of this proxy statement.

Compensation of Directors and Executive Officers

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2008 and 2007, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2008, our Chief Executive Officer, Chief Financial Officer, and our most highly compensated executive officers (not including the CEO and CFO) (the “Named Executive Officers”). During 2007 and 2008, the Named Executive Officers consisted of the following persons:

•	Martin P. Rosendale — Chief Executive Officer (Principal Executive Officer) (effective July 1, 2008)
•	Kshitij Mohan — Chairman of the Board, Chief Executive Officer (Principal Executive Officer) (through June 30, 2008)
•	Andrew S. Maslan — Chief Financial Officer
•	Carelyn P. Fylling — Vice President of Professional Services

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Martin P. Rosendale(1) Chief Executive Officer (Effective July 1, 2008)	2008	$173,295	$25,000	$145,001	$917	$344,213
	2007	$—	$—	$—	$—	$—

Kshitij Mohan(2) Chief Executive Officer (Effective April 1, 2004)	2008	$216,823	$8,100	$39,198	$518,367	$782,488
	2007	$355,816	$168,056	$22,865	$34,000	$580,737

Andrew S. Maslan(3) Chief Financial Officer (Effective August 16, 2005)	2008	$172,062	$40,625	$89,979	$8,518	$311,184
	2007	$158,875	$40,252	$110,407	$7,936	$317,470

Carelyn P. Fylling(4) VP Professional Services	2008	145,119	$35,850	$26,215	$7,239	$214,423
	2007	$138,103	$30,000	$17,561	$6,720	$192,384

(1)	Mr. Rosendale joined the Company on March 24, 2008 as Executive VP — Business Development. He was appointed Chief Executive Officer, effective July 1, 2008. Amount of salary for 2008 represents salary earned from his date of hire. His annualized base salary is currently $300,000. Mr. Rosendale may earn a cash bonus of up to 50% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the Black-Scholes value of expense recognized the period relating to Mr. Rosendale’s options. Amounts in all other compensation reflect employer 401(k) matching contributions.
(2)	Dr. Mohan’s employment was terminated effective June 30, 2008. Amount of salary for 2008 represents salary earned through his date of separation. Amounts under Option Awards represent the Black-Scholes value of expense recognized the period relating to Dr. Mohan’s options. All Other Compensation in 2008 consists of $8,367 in employer 401(k) matching contributions and $510,000 in severance compensation to which Dr. Mohan is entitled. All Other Compensation in 2007 consisted of $9,000 in employer 401(k) matching contributions and $25,000 in a perk-package cash allowance.
(3)	Mr. Maslan may earn a cash bonus of up to 35% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the Black-Scholes value of expense recognized the period relating to Mr. Maslan’s options. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(4)	Ms. Fylling may earn a cash bonus of up to 35% of her salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the Black-Scholes value of expense recognized the period relating to Ms. Fylling’s options. Amounts in All Other Compensation reflect employer 401(k) matching contributions.

Outstanding Equity Awards at December 31, 2008

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Martin P. Rosendale	20,000	180,000	(2)	$1.54	3/14/2018
	—	300,000	(3)	$0.75	9/19/2018
	—	200,000	(4)	$0.40	12/16/2018
Kshitij Mohan	490,000	—		$1.50	4/20/2014
	500,000	—		$2.24	4/20/2014
	100,000	—		$2.24	6/6/2015
	100,000	—		$2.24	8/17/2016
	59,310	—		$1.50	1/25/2018
	30,000	—		$1.50	1/25/2018
Andrew S. Maslan	60,000	—		$5.07	1/11/2016
	50,000	—		$2.52	3/16/2016
	33,333	16,667	(5)	$2.73	10/11/2016
	6,667	13,333	(6)	$0.88	7/27/2017
	—	100,000	(7)	$0.70	9/18/2018
Carelyn P. Fylling	250,000	—		$1.50	8/7/2012
	19,077	—		$1.25	10/21/2013
	13,334	6,666	(8)	$2.40	1/11/2016
	6,667	13,333	(6)	$0.88	7/27/2017
	—	30,000	(9)	$0.70	9/18/2018

(1)	All options are fully vested.
(2)	Options vest as follows: 60,000 each on 3/24/2009, 3/24/2010, and 3/24/2011.
(3)	Options vest as follows: 100,000 each on 1/1/2009, 1/1/2010, and 1/1/2011.
(4)	Options vest as follows: 66,667 each on 1/1/2009 and 1/1/2010, and 66,666 vest on 1/1/2011.
(5)	Options vest on 10/11/2009.
(6)	Options vest as follows: 6,667 on 7/27/2009, and 6,666 on 7/27/2010.
(7)	Options vest as follows: 33,334 on 1/1/2009 and 33,333 each on 1/1/2010 and 1/1/2011.
(8)	Options vest on 1/12/09.
(9)	Options vest as follows: 10,000 each on 1/1/2009, 1/1/2010, and 1/1/2011.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with the following Named Executive Officers. The following is a description of these agreements.

Martin P. Rosendale: Mr. Rosendale’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Executive Officer. Effective January 1, 2009, Mr. Rosendale’s annual salary was $300,000 and his target bonus percentage was 50%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Rosendale’s employment is terminated by the Company, he is entitled to receive a lump sum severance payment of $50,000.

Kshitij Mohan: Pursuant to a Termination and Consulting Agreement, Dr. Mohan’s employment was terminated, effective June 30, 2008. Under this agreement, Dr. Mohan is entitled to the following compensation: $500,000 to be paid in 24 equal monthly installments, beginning in July 2008, $5,000 toward legal fees incurred by Dr. Mohan related to this agreement, continuation of health benefits under the Company’s health insurance plans through December 2009. Dr. Mohan is not entitled to any other compensation outside of this agreement.

Andrew S. Maslan: Mr. Maslan’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Financial Officer. Effective October 1, 2008, Mr. Maslan’s annual salary was $200,000 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Maslan’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period.

Carelyn P. Fylling: Ms. Fylling’s employment agreement, as amended, provides for her at-will employment as the Company’s VP of Professional Services. Effective October 1, 2008, Ms. Fylling’s annual salary was $150,500 and her target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. Ms. Fylling may be entitled to certain compensation upon termination or change-in-control, not to exceed a lump sum payment equal to 11/12 of her annual base salary and a pro-rata bonus through her date of termination.

Compensation of Directors

For service during 2008, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s Common stock; each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s Common stock; each non-employee director was entitled to and received $500 for his participation in each telephonic meeting of the Board or a Committee and $1,000 for his participation in each in-person meeting of the Board or a Committee.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
James S. Benson	$8,000	$49,169	$—	$57,169
David P. Crews(3)	$7,000	$36,876	$—	$43,876
Arun K. Deva(3)	$10,000	$45,072	$—	$55,072
David F. Drohan(3)	$3,500	$27,657	$—	$31,157
Stephen N. Keith	$—	$—	$—	$—
Mark T. McLoughlin	$7,000	$49,169	$—	$56,169
David E. Jorden(2)	$—	$—	$36,398	$36,398

(1)	At December 31, 2008, the following number of stock options remained unexercised by non-employee directors as follows: Benson — 190,000, Crews — 350,000, Deva — 176,667, Drohan — 142,500, McLoughlin — 190,000. Assumptions used to determine the value of option awards may be found in Note 3 to the Financial Statements.
(2)	Mr. Jorden is an executive member of management in addition to serving on the Board. He is not compensated for his Board service. The amount in the All Other Compensation column represent his compensation as an employee and consists of $30,000 in cash and $6,398 representing the amount of expense recorded by the Company in 2008 associated with Mr. Jorden’s compensatory stock options.
(3)	Mr. Deva resigned from the Board in December 2008. Mr. Drohan did not stand for re-election at the 2008 Annual Shareholders’ Meeting. Mr. Crew resigned from the Board in July 2009.

Long Term Incentive Plan

Our Long-Term Incentive Plan (LTIP), as amended, authorizes the issuance of up to 5,000,000 shares of common stock. The LTIP permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the LTIP promotes the success and enhances Cytomedix’s value by providing the awardee with an incentive for outstanding performance. The LTIP is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of personnel upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

The Compensation Committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the Compensation Committee may determine in its sole discretion. As of July 31, 2009, we had available 211,247 shares of common stock for issuance under the LTIP and 4,292,553 options remain outstanding under the LTIP.

Securities Authorized for Issuance under Equity Compensation Plans

As discussed above, our LTIP, as amended, authorizes awards representing up to 5,000,000 shares of common stock.

Equity Compensation Plan Information as of December 31, 2008

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,020,388	$1.63	483,412
Equity compensation plans not approved by security holders(1)	2,236,632	$1.53	n/a
Total	6,257,020	$1.59	483,412

(1)	These amounts represent the aggregate of individual compensation arrangements with external service providers.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Cytomedix's management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, together and separately, the audited financial statements contained in Cytomedix's Annual Report on Form 10-K for the 2008 fiscal year.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of Cytomedix's financial statements.

The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by Rule 3526, “Communication with Audit Committees Concerning Independence”, and has discussed with PwC its independence from Cytomedix.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Cytomedix's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

C. Eric Winzer, Chairperson
Stephen N. Keith

Certain Relationships and Related Transactions

During the 2008 fiscal year, we were not involved in any related party transactions subject to Item 404 of Regulation S-K. On June 5, 2008, Cytomedix and Dr. Mohan entered into a Termination and Consulting Agreement, pursuant to which Dr. Mohan agreed, among other things, to step down as the CEO and Chairman and to become a consultant to the Company effective June 30, 2008. In addition, the Audit Committee of the Board approved an amendment to Martin Rosendale’s letter agreement with the Company providing for a one time severance payment in the amount equal to $50,000 in the event of the Company’s termination of his employment. The terms and provisions of both such agreements are described in detail in the Employment Agreements section of this proxy statement.

Pursuant to Board policy, our executive officers and directors, and principal shareholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal shareholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

Interest of Certain Persons in Matters to be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2010 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of Shareholders in September 2010. A proxy statement and notice of the 2010 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located in Rockville, Maryland no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the 2010 annual meeting is advanced by more than 30 days from the anniversary date of the 2009 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the 2010 annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices at 416 Hungerford Drive, Suite 330, Rockville, Maryland 20850.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion.

CYTOMEDIX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CYTOMEDIX, INC.

ANNUAL MEETING OF SHAREHOLDERS
September 18, 2009

The undersigned hereby appoints Martin Rosendale and Andrew Maslan proxies with power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock of the Company held of record by the undersigned on July 23, 2009 at the Annual Meeting of Shareholders to be held on September 18, 2009, at the Company’s headquarters at 416 Hungerford Dr., Suite 330, Rockville, MD 20850 at 11 a.m. EST, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified:
☐ FOR all nominees
☐ WITHHOLD AUTHORITY
☐ FOR all nominees except as noted below: Nominee exception(s)
	☐ James S. Benson	☐ Mark T. McLaughlin	☐ David E. Jorden
	☐ Stephen N. Keith	☐ C. Eric Winzer	☐ Martin P. Rosendale
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2009.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 5,000,000 to 6,500,000.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3. The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection herewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.